FOR IMMEDIATE RELEASE

May 11th, 2018

Peter Poli
Chief Financial Officer 877-260-2010
peter.poli@trackgrp.com

Track Group Reports 2nd Quarter Fiscal 2018 Financial Results

Adjusted EBITDA Up 96%, Operating Expenses Drop 6% and Operating Loss Improves 29%

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its second quarter ended March 31, 2018 (the “Second Quarter”). The Company posted gross profit of $4.0M, on total revenue of $7.3M, for a gross margin of 55%. In addition, the Second Quarter adjusted EBITDA came in at $1.3M, up 96% compared to the Second Quarter of FY2017 and total Operating Expenses were $4.7M, down 6%, both of which contributed to the second lowest operating loss ($0.7M) in over three years.

“We’re delighted to follow our fiscal year 2018 record First Quarter results with another strong Quarter” said Derek Cassell, Track Group’s CEO. “We have begun implementing a number of new customer opportunities from our pipeline and expect to see the results of our hard work in our upcoming Third and Fourth Quarters.”

BUSINESS AND FINANCIAL HIGHLIGHTS

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Revenue for the Second Quarter ($7.3M) is up nominally compared to the same period last year.

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Gross Profit for the Second Quarter remained flat as compared to last year ($4.0M vs. $4.1M) which led to Gross Profit in the first half of FY2018 being up 12% compared to the prior year ($8.5M vs $7.6M).

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Total operating expenses for the Second Quarter ($4.7M) are down 6% vs. last year ($5.1M) and has led to a 9% reduction in the first half of FY2018 Operating Expenses compared to the prior year ($9.5M vs $10.5M).

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The quarterly operating loss of ($0.7M) is the second lowest loss in over three years and allowed the company to improve the first half FY2018 operating loss of ($1.0M) by 64% compared to the same period last year ($2.9M), due to a combination of a strong Gross Profit results and lower Operating Expenses.

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Adjusted EBITDA in the Second Quarter finished up 96% ($1.3M) compared to last year ($0.6M) and represented the third highest Adjusted EBITDA in over 3 years. The Adjusted EBITDA for the first half of FY2018 is up 170% ($2.8M) compared to the first half of FY2017 ($1.0M).

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Net loss, attributable to shareholders, for the Second Quarter was ($1.7M) compared to a loss of ($1.6M) for the same quarter last year due to foreign exchange movement.

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Net Cash Provided by Operating Activities remained strong in the first half of FY2018 ($1.8M) compared to the first half of FY2017 ($2.0M) and ($0.8M) two years ago.

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Discussions are ongoing regarding the proposed extension of the maturity of the Amended and Restated Unsecured Facility Agreement dated June 30, 2015 between the Company and Conrent Invest S.A.

BUSINESS OUTLOOK

	Actual		Outlook
	FY 2016	FY 2017	FY 2018

Revenue:	$27.2M	$29.7M	$32-35M

Adjusted EBITDA Margin:	7.3%	12.2%	18-22%

The revenue outlook for FY2018 has been adjusted downward from $35-$40 million to $32-$35 million; however, management believes that the annualized run rate based on the revenue estimated for the Quarter ended 30 September 2018 will range from $35-$40 million. The Adjusted EBITDA margin has been adjusted upward from 15-20% to 18-22% to reflect the results in the first half of the fiscal year and the outlook for the remainder of the fiscal year.

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices and develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures
This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2017, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

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TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

Assets	March 31, 2018 (unaudited)	September 30, 2017
Current assets:
Cash	$2,661,829	$2,027,321
Accounts receivable, net of allowance for doubtful accounts of $3,532,609 and $3,268,095, respectively	4,926,116	5,438,564
Note receivable, current portion	234,733	234,733
Prepaid expense and other	5,143,501	854,122
Inventory, net of reserves of $26,934, respectively	269,924	261,810
Total current assets	13,236,103	8,816,550
Property and equipment, net of accumulated depreciation of $1,950,847 and $1,778,634, respectively	913,232	903,100
Monitoring equipment, net of accumulated depreciation of $5,045,835 and $4,906,925, respectively	3,149,664	3,493,012
Intangible assets, net of accumulated amortization of $10,984,263 and $9,839,032, respectively	23,902,278	24,718,655
Goodwill	8,207,990	8,226,714
Other assets	202,581	2,989,101
Total assets	$49,611,848	$49,147,132

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,731,842	2,769,835
Accrued liabilities	9,109,373	6,650,291
Current portion of long-term debt, net of discount of $74,324 and $185,811, respectively	30,370,943	30,270,531
Total current liabilities	42,212,158	39,690,657
Long-term debt, net of current portion	3,451,588	3,480,717
Total liabilities	45,663,746	43,171,374

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 10,462,433 and 10,480,984 shares outstanding, respectively	1,046	1,048
Additional paid-in capital	301,038,832	300,717,861
Accumulated deficit	(296,846,405)	(294,067,329)
Accumulated other comprehensive loss	(245,371)	(675,822)
Total equity	3,948,102	5,975,758
Total liabilities and stockholders’ equity	$49,611,848	$49,147,132

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2018	2017	2018	2017

Monitoring services	$7,162,205	$6,986,612	$14,513,010	$14,419,889
Other	153,971	233,431	293,860	471,644
Total revenue	7,316,176	7,220,043	14,806,870	14,891,533

Cost of revenue:
Monitoring, products & other related services	2,827,842	2,654,305	5,369,849	6,336,368
Depreciation & amortization	467,666	515,574	944,808	961,067
Total cost of revenue	3,295,508	3,169,879	6,314,657	7,297,435

Gross profit	4,020,668	4,050,164	8,492,213	7,594,098

Operating expenses:
General & administrative	3,495,343	2,355,156	7,153,081	5,530,210
Loss on sale of asset	-	766,031	-	766,031
Restructuring costs	-	4,070	-	570,400
Selling & marketing	518,993	624,210	928,730	1,213,978
Research & development	182,808	679,238	346,754	1,167,416
Depreciation & amortization	539,537	633,273	1,104,277	1,208,384
Total operating expenses	4,736,681	5,061,978	9,532,842	10,456,419
Loss from operations	(716,013)	(1,011,814)	(1,040,629)	(2,862,321)

Other income (expense):

Interest expense, net	(805,966)	(797,333)	(1,479,793)	(1,444,436)
Currency exchange rate gain (loss)	(221,048)	10,335	(276,120)	(106,107)
Other income, net	6,542	222,414	17,466	222,707
Total other income (expense)	(1,020,472)	(564,584)	(1,738,447)	(1,327,836)
Loss before income taxes	(1,736,485)	(1,576,398)	(2,779,076)	(4,190,157)
Income tax expense	-	9,099	-	9,099
Net loss attributable to common shareholders	(1,736,485)	(1,585,497)	(2,779,076)	(4,199,256)
Foreign currency translation adjustments	241,726	(15,615)	430,451	(509,187)
Comprehensive loss	$(1,494,759)	$(1,601,112)	$(2,348,625)	$(4,708,443)
Basic and diluted loss per common share	$(0.17)	$(0.15)	$(0.27)	$(0.41)
Weighted average common shares outstanding, basic and diluted	10,462,433	10,352,485	10,469,466	10,342,948

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Non-GAAP Adjusted EBITDA
Net loss attributable to common shareholders	$(1,736)	$(1,585)	$(2,779)	$(4,199)
Interest expense, net	806	798	1,480	1,445
Income taxes (1)	-	9	-	9
Depreciation, amortization and impairment	1,008	1,209	2,050	2,304
Stock based compensation	557	(348)	1,345	(123)
Restructuring charges (2)	-	4	-	570
Loss on sale of assets	-	766	-	766
Other charges, net (3)	626	(210)	732	277
Non GAAP Adjusted EBITDA	$1,261	$643	$2,828	$1,049
Non GAAP Adjusted EBITDA, percent of revenue	17.2%	8.9%	19.1%	7.0%
	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Non-GAAP EPS (in $000’s, except share data)
Net loss attributable to common shareholders	$(1,736)	$(1,585)	$(2,779)	$(4,199)
Interest expense, net	806	798	1,480	1,445
Income taxes (1)	-	9	-	9
Depreciation, amortization and impairment	1,008	1,209	2,050	2,304
Stock based compensation	557	(348)	1,345	(123)
Restructuring charges (2)	-	4	-	570
Loss on sale of assets	-	766	-	766
Other charges, net (3)	626	(210)	732	277
Non GAAP net income to common shareholders	$1,261	$643	$2,828	$1,049
Weighted average common shares outstanding	10,462,433	10,352,486	10,469,466	10,342,949
Non-GAAP earnings per share	$0.12	$0.06	$0.27	$0.10

(1) Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2) Includes restructuring charges associated with outsourcing one of our monitoring centers and moving our headquarters to the Chicagoland area.

(3) Other charges may include gains or losses, non-cash currency impacts and non-recurring accrual adjustments.